Exhibit 99.1

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of subsequent amendments to the Schedule 13D originally filed on February 11, 2008 (including additional amendments thereto) with respect to the Common Stock of Point Blank Solutions, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 25, 2008	STEEL PARTNERS II, L.P.

	By:	Steel Partners II GP LLC General Partner

By:	/s/ Jack L. Howard
Jack L. Howard as Attorney-In-Fact for Warren G. Lichtenstein, Managing Member

STEEL PARTNERS II GP LLC

By:	/s/ Jack L. Howard
Jack L. Howard as Attorney-In-Fact for Warren G. Lichtenstein, Managing Member

STEEL PARTNERS II MASTER FUND L.P.

By:	Steel Partners II GP LLC General Partner

By:	/s/ Jack L. Howard
Jack L. Howard as Attorney-In-Fact for Warren G. Lichtenstein, Managing Member

STEEL PARTNERS LLC

By:	/s/ Jack L. Howard
Jack L. Howard as Attorney-In-Fact for Warren G. Lichtenstein, Manager

/s/ Jack L. Howard
Jack L. Howard as Attorney-In-Fact for Warren G. Lichtenstein

/s/ James R. Henderson
JAMES R. HENDERSON

/s/ Terry R. Gibson
TERRY R. GIBSON